Exhibit 10.1
OFFICE LEASE AGREEMENT
BETWEEN
KING WALTHAM LLC
d/b/a
KING BEAR HILL
(“LANDLORD”)
AND
OXIGENE, Inc.
(“TENANT”)

Bear Hill Business Park, Waltham, Massachusetts
April 16, 2009

i

XXXI. Miscellaneous Covenants	26
XXXII. Miscellaneous	26
XXXII. Entire Agreement	28
Bear Hill Business Park, Waltham, Massachusetts
April 16, 2009

ii

OFFICE LEASE AGREEMENT
          This Office Lease Agreement (the “Lease”) is made and entered into as of the 21st day of April, 2009 by and between King Waltham LLC d/b/a/ King Bear Hill, a Massachusetts limited liability company (“Landlord”) and OXIGENE, Inc. (“Tenant”) a Delaware corporation.
I. Basic Lease Information.
A.	“Building” shall mean the building located within the Bear Hill Business Park at 300 Bear Hill Road, Waltham, Massachusetts.

B.	“Rentable Square Footage of the Building” is deemed to be 30,762 square feet.

C.	“Premises” shall mean the area shown on Exhibit A to this Lease. The Premises are located on the second (2nd) floor of the building. The “Rentable Square Footage of the Premises” is deemed to be 3,891 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

D.	“Base Rent”:

Period	Annual Rate	Annual	Monthly
(Years)	Per Square Foot	Base Rent	Base Rent
1	$19.00	$73,929.00	$6,160.75
2	$20.00	$77,820.00	$6,485.00
E.	“Tenant’s Pro Rata Share”: Tenant’s Pro Rata Share shall be a ratio, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Square Footage of the Building. The Pro Rata Share for the Premises is 12.65%

F.	“Base Year” for Taxes: Fiscal Year (defined below) 2010 (i.e., July 1, 2009 to June 30, 2010).

“Base Year” for Expenses: Calendar Year 2009.

For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

G.	“Term”: A period of two (2) years commencing on June 1, 2009 (the “ Commencement Date”) and, unless terminated early in accordance with this Lease, ending at 11:59 PM, Boston Time on May 31, 2011 (the “Termination Date”). Notwithstanding the foregoing, if the Termination Date shall fall on other than the last day of a calendar month, said Termination Date shall be deemed to be the last day of the calendar month in which said Termination Date occurs.
Bear Hill Business Park, Waltham, Massachusetts
April 16, 2009

Landlord will use reasonable efforts to substantially complete the Landlord Work on or before the Commencement Date. Landlord’s failure to Substantially Complete the Landlord Work by the Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages.

H.	Tenant allowance(s): NONE.

I.	“Security Deposit”: $ 12,321.50

J.	“Guarantor(s)”: Not Applicable

K.	“Broker(s)”: DTZ FHO Partners/CB Richard Ellis/ New England.

L.	“Permitted Use”: General Office Use

M.	“Notice Addresses”:

On and after the Commencement Date, notices shall be sent to Tenant at the Premises. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

Tenant:	With a copy to:
OXiGENE, Inc.	OXiGENE, Inc.
230 Third Avenue	230 Third Avenue
Waltham, MA 02451	Waltham, MA 02451
Attn: James Murphy, VP & CFO	Attn: Contracts Department

Landlord:	With a copy to:
King Waltham LLC	Goulston & Storrs
c/o King Street Properties	400 Atlantic Avenue
101 Huntington Avenue, 9th Floor	Boston, MA 02110
Boston, MA 02199
Attn: Thomas Ragno	Attn: Jordan Krasnow, Esq.
Rent (defined in Section IV.A) is payable to the order of King Waltham LLC at the following address:

By U.S. Mail	Wire or ACH

King Waltham LLC	King Waltham LLC
P.O. Bos 840309	Lockbox Account No. 004609771451
Dallas, TX 75284-0309	Bank of America
ABA for AHC is 011000138
ABA for wire transfer is 026009593
Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
4/16/2009

N.	“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located. Notwithstanding, Tenant shall have access to the Premises, twenty-four (24) hours per day, seven days (7) per week, including Holidays.

O.	“Landlord Work” means that prior to the Commencement Date Landlord, at its cost and expense, will perform the following work and modifications to the Premises:
•	Landlord will furnish and install one (1) standard kitchen sink with hot and cold water within the existing kitchenette;

•	Landlord will install a submeter to measure electricity consumed in the Tenant’s Premises;

•	Landlord will steam clean the carpet.
P.	“Law(s)” means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal, or governmental entity.

Q.	“Normal Business Hours” for the Building are 8:00 A.M. to 6:00 P.M. on Business Days, Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturdays. Notwithstanding, Tenant shall have access to the Premises, twenty four (24) hours per day, seven (7) days per week, including Holidays.

R.	“Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the Building garage and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

S.	(1) “Environmental Laws” as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (“CERCLA”) and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (“RCRA”).
(2) “Hazardous Materials” as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.
Bear Hill Business Park, Waltham, Massachusetts
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II. Lease Grant.
          Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated from time to time by Landlord for the common use of tenants and others, such as sidewalks, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the “Common Areas”) and the common parking area adjacent to the Building for unreserved, unassigned parking of not more than ten (10) cars for Lessee’s staff, employees or business invitees, in common with all others lawfully entitled to the use thereof. Parking of any trailers, trucks, motor homes, or unregistered vehicles in the parking lots is prohibited.
III. Adjustment of Commencement Date; Possession.
A.	Subject to Landlord’s obligation, if any, to perform Landlord Work and Landlord’s obligations under Section IX.B., the Premises are accepted by Tenant in “as is” condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building. If Landlord is delayed delivering possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space. If the Commencement Date shall be postponed by both parties’ mutual written consent until a further date, the Termination Date, at the option of Landlord, may be postponed by an equal number of days.

B.	If Tenant with Landlord’s written approval, takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section IV.A.) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant will, upon notice to Landlord, be permitted to take possession of the Premises during the thirty (30) day period prior to the Commencement Date. Tenant shall not be required to pay Rent for any days of possession before the Commencement Date provided that Tenant is in possession of the Premises for the sole purpose of installing furniture, cabling, equipment or other personal property.
IV. Rent.
A.	Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction, except as set forth is Section VII. B. the total amount of Base Rent and Additional Rent due for the Term. “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as “Rent”. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without
Bear Hill Business Park, Waltham, Massachusetts
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4/16/2009

notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days of receipt of Landlord’s invoice. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord interest on the unpaid balance for each month or fraction thereof from the due date until paid computed at the lesser of the maximum legally permissible rate by law or the annual rate of five percentage points over the prime rate (as published in the Wall Street Journal the first of each month), provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant’s Pro Rata Share of any Tax Excess (defined in Section IV.B.) or Expense Excess (defined in Section IV.B.) for the month shall be prorated based on the number of days in such calendar month. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party’s right to recover the balance or pursue other available remedies. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease, except as set forth in Section VII. B.

B.	Expense Excess and Tax Excess. Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined in Section IV.C.) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined in Section IV.D.) for each Fiscal Year during the Term exceed Taxes for the Base Year (the “Tax Excess”). If Expenses and/or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses and/or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses and/or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the Expense Excess and one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess by January 1 of a calendar year, or the Tax Excess by the start of each new Fiscal Year, Tenant shall continue to pay monthly installments based on the previous calendar year’s or Fiscal Year’s estimate(s), as the case may be, until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous calendar or Fiscal Year’s estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the
Bear Hill Business Park, Waltham, Massachusetts
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new estimate. Any overpayment shall be credited against the next due future installment(s) of Additional Rent.

As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess and/or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if a) the Tenant is not in default of the Lease, and b) the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess and/or actual Tax Excess for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within 30 days after Tenant’s receipt of the statement of actual Expenses and/or Taxes and of an invoice for, any underpayment for the prior calendar year. Any obligations under this Article IV which have not been paid at the expiration or sooner termination of the term of this Lease, shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

C.	Expenses Defined. “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property, including, but not limited to:
1.	Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans.

2.	Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease, including management services.

3.	The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

4.	Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office and/or research and development buildings.
Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
4/16/2009

5.	Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants (other than by payment of any tenant’s share of Expenses as set forth herein) “Electrical Costs” means: (a) charges paid by Landlord for electricity; (b) costs incurred in connection with an energy management program for the Property; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord from other tenants as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

6.	The amortized cost of capital improvements (as distinguished from items of capital repair or replacement parts or components installed in the ordinary course of business) made to the Property which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the useful life of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.
If Landlord incurs Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord in its reasonable discretion between the Property and the other buildings or properties.
Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.
Bear Hill Business Park, Waltham, Massachusetts
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If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses shall, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. If Tenant pays for its Pro Rata Share of Expenses based on increases over a “Base Year” and Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building.

D.	Taxes Defined. “Taxes” shall mean: (1) all real estate taxes, betterment assessments, and other assessments on the Building and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord’s election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord.
V. Compliance with Laws; Use; Hazardous Materials.
a) The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which
Bear Hill Business Park, Waltham, Massachusetts
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is illegal, dangerous to persons or property or which, in Landlord’s reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Tenant shall not bring or permit to be brought or kept in or on the Leased Premises or elsewhere on the Property any Hazardous Materials or toxic, inflammable, combustible or explosive fluid, material, chemical or substance (except such as are related to Tenant’s use of the Leased Premises in the ordinary course of business, provided that the same are stored and handled in a proper fashion consistent with applicable legal standards, including without limitation any direction from the fire marshal or any other state or local fire prevention official). Tenant may, with Landlord’s prior written consent, which shall not be unreasonably withheld, install at its own cost and expense hot/cold water fountains and/or sinks, coffee makers, microwaves, and refrigerator, provided that no cooking or frying, which would require special exhaust venting, will be carried on in the premises. Tenant acknowledges that the Building is not engineered to provide any such special venting. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to any violations of Laws by Tenant or any Tenant Related Parties with respect to the Premises. Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord’s enforcement of the rules and regulations.
b) Tenant shall comply with all applicable Environmental Laws and shall not generate, manufacture, produce, store, dispose or release on, under, about or from the Leased Premises, any Hazardous Materials in a manner that is in violation of federal, state or local laws and regulations. Tenant shall fully and promptly comply with all Environmental Laws at all times during the Term. Tenant agrees to indemnify Landlord for any and all costs, loss or damage incurred by Landlord resulting from a release, discharge or any other violation of applicable Environmental Laws caused by Tenant in connection with its use of the Leased Premises or any other violation of the obligations set forth in this Paragraph.
VI.	Security Deposit.
          Upon execution of this Lease by Tenant, the Security Deposit shall be delivered to Landlord by means of a check made payable to King Waltham LLC, and shall be held by Landlord as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant’s liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit
Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
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to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the latest to occur of: (1) the determination of Tenant’s Pro Rata Share of any Tax Excess and Expense Excess for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.
VII.	Services to be Furnished by Landlord.
A.	Landlord agrees to furnish Tenant with the following services: (1) Hot and cold water service for use in the lavatories on each floor on which the Premises are located; (2) Heat and air conditioning during normal heating and air-conditioning seasons during Normal Business Hours on Business Days, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord the standard charge of $50.00 per hour during the initial lease term for the additional HVAC service and as reasonably determined by Landlord from time to time thereafter; (3) Maintenance and repair of the Property as described in Section IX.B.; (4) Janitor service on Business Days. If Tenant’s use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services; (5) Elevator service; (6) trash and snow removal (7) Electricity for building common areas,: (8) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; (9) exterior grounds maintenance, (10) management services and (10) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

B.	Landlord’s failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. In no event, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment. Notwithstanding the foregoing, if any essential utility or service that Landlord is required by this Lease to supply (or that is delivered through facilities or equipment within the limits of the Landlord’s property) to the Premises is interrupted due to the negligent or intentional and wrongful act or omission of
Bear Hill Business Park, Waltham, Massachusetts
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Landlord, and such interruption of essential services or utilities renders the Premises untenantable for business operations, Tenant shall immediately give Landlord notice thereof. If Tenant actually discontinues operations within the Premises solely as a result of such interruption and untenantability then, so long as such interruption and untenantability shall continue, payment of Base Rent shall abate until such time as such utility or service has been restored or the Premises are rendered tenantable. Landlord shall use due diligence following receipt of Tenant’s notice to cause such restoration without unreasonable delay. Without limiting the first sentence hereof, the foregoing shall in no event be applicable to any interruption that is the result of fire or other casualty, or from any other cause beyond the reasonable control of Landlord.
C.	In the event Tenant requires additional air conditioning for business equipment, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment will be installed and maintained by the Landlord at Tenant’s sole cost and expense, provided that, in Landlord’s reasonable judgment, the installation of the additional equipment will not create an adverse effect on the building or disturb other tenants. Tenant shall also reimburse Landlord for costs incurred in operating such supplemental air conditioning equipment. Landlord acknowledges that Tenant will require supplemental HVAC in the existing server room and, subject to Landlord’s review and approval of the specifications for the proposed equipment, Landlord agrees that Tenant may install and maintain such supplemental HVAC at Tenant’s sole cost and expense, as more fully described above.
VIII.	Leasehold Improvements.
          All improvements to the Premises (collectively, “Leasehold Improvements”), with the exception of Tenant’s supplemental HVAC system, shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant not later than 30 days prior to the Termination Date, may require Tenant to remove, at Tenant’s expense: any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”), with the exception of Tenant’s supplemental HVAC in Tenant’s server room, which may be removed at Tenant’s sole discretion. Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type (except Cable, defined in Section IX.A.). The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, given no later than twenty (20) days prior to the Termination Date, Tenant may remain in the Premises for up to five (5) days after the Termination Date for the sole purpose of removing the Required Removables. Tenant’s possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of
Bear Hill Business Park, Waltham, Massachusetts
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the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant’s expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice sent not later than sixty (60) days of Tenant vacating the Premises, shall reimburse Landlord for the reasonable costs incurred by Landlord.
IX.	Repairs and Alterations.
A.	Tenant’s Maintenance and Repair Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear and damage by fire and casualty excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. Tenant shall be responsible for providing and maintaining approved labeled fire extinguishers within the demised premises as recommended by the Fire Insurance or Fire Protection authorities. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to commence making any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required if there is an emergency), or to make repairs within 45 days of notice from Landlord, Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice together with an administrative charge in an amount equal to 10% of the cost of the repairs.

B.	Landlord’s Repair Obligations. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. In addition, Landlord may elect, at the expense of Tenant, to repair any damage or injury to the Building caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, neglect or improper conduct of Tenant or any Tenant Related Parties (hereinafter defined).

C.	Alterations. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as “Alterations”) without first obtaining the written consent of
Bear Hill Business Park, Waltham, Massachusetts
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Landlord in each instance, which consent shall not be unreasonably withheld or delayed provided that the proposed alternations, additions or improvements will not affect the building structure or its systems. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. and Tenant will provide notice to Landlord of any work to be performed for which a building permit from the City of Waltham is required. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Tenant agrees that it will not use any contractors (directly or indirectly) and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance, and/or operation of the building or any part thereof. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations (not including the installation of Tenant’s supplemental HVAC system in Tenant’s server room) equal to 10% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Commencement Date, result from or be attributable to any alteration, addition or improvement to the Premises made by or for the account of Tenant in excess of the Building Standard improvements for the Building.
X.	Use of Electrical Services by Tenant.
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A.	Tenant acknowledges that the cost of providing electricity to the Premises, other than for heating, ventilating and air conditioning base building equipment serving the Premises, is not included in Base Rent. Landlord, at Landlord’s cost and expense, will install a sub-meter to measure the consumption of electricity within the Tenant’s Premises (“Tenant Electric Sub Meter”). Landlord will bill Tenant a separate monthly charge payable by Tenant to reimburse Landlord for electricity costs based on Tenant’s actual electrical usage as determined by the Tenant Electric Sub- Meter.

Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. If by negotiation of special contract rates, Landlord is able to reduce the cost of electricity delivered to the Building, Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and/or the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed a total of $1,000.00 over the initial term of the Lease.

B.	Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord deems to be standard for the Building. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, sub-meters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right at any time to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.
XI.	Entry by Landlord.
          Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants’ premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Landlord reserves
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the right, during the last six (6) months of the lease term, to show the space to prospective tenants and to keep affixed to the Leased Premises a notice for leasing or selling.
XII.	Assignment and Subletting.
A.	Except in connection with a Permitted Transfer and Additional Permitted Transfer (defined in Section XII.D&E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights under Section XII.B Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition does not meet the criteria Landlord then uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee’s business is not suitable for the Building considering the business of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights; (3) the proposed transferee is a governmental agency or occupant of the Building or another neighboring building owned by the Landlord or any affiliate of Landlord; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; (5) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (6) Landlord has commenced negotiations, as evidenced by an exchange of written proposals, with the proposed transferee for other space in the Building or another neighboring building owned by the Landlord or (7) if involving a sublease, the terms of the proposed sublease are more favorable to the sublessee than the terms of this Lease. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord’s option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

B.	In the event Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed form of assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. In the event Tenant proposes either to assign this Lease or to enter into a sublease, Landlord, at Landlord’s option, may elect to terminate the Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet. Landlord shall, by written notice to Tenant within 30 days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing
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to assign or sublet. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall reimburse Landlord for Landlord’s actual reasonable costs and expenses (including reasonable attorney’s fees) in connection with Landlord’s review of any Permitted Transfer or requested Transfer.
C.	Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of any excess within 30 days after Tenant’s receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees and construction costs. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord’s share of any excess).

D.	Except as provided below with respect to a Permitted Transfer and Additional Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. Tenant may assign its entire interest under this Lease to a successor to Tenant by said change in ownership of voting shares/rights (a “Permitted Transfer”) provided all of the following conditions are satisfied: (1) Tenant is not in default under this Lease; (2) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease, or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization and (3) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

E.	Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (an “Additional Permitted Transfer”): (1) Tenant is not in default under this Lease; (2) Tenant’s successor shall own all or substantially all of the assets of Tenant; (3) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) the Permitted Use does not allow the Premises to be used for retail purposes; and (5) Tenant shall make commercially reasonable efforts to give Landlord
Bear Hill Business Park, Waltham, Massachusetts
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written notice at least 30 days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.
XIII.	Liens.
          Tenant shall not permit mechanic’s or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.
XIV.	Indemnity and Waiver of Claims.
A.	Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), and subject to applicable waivers of claims and rights of subrogation, Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents (“Landlord Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises during the Lease Term or any negligent acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s transferees, contractors or licensees.

B.	Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), and subject to applicable waivers of claims and rights of subrogation, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions
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(including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord’s contractors.
C.	Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant’s business or loss, theft or damage to Tenant’s Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below.
XV.	Insurance.
          Tenant shall carry and maintain the following insurance (“Tenant’s Insurance”), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $3,000,000.00 for bodily or personal injury or damage to property; (2) “Special Form” Property/Business Interruption Insurance, including flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant’s trade fixtures, equipment, furniture not owned by the Landlord, and other personal property within the Premises (“Tenant’s Property”); (3) Workers’ Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant’s Insurance shall have an A.M. Best rating of not less than A-. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), and its respective members, Landlord’s Managing Agent and Property Management Agent, including the Mortgagee as the interest of such designees shall appear, as additional insureds. Tenant’s Insurer or agent shall endeavor to give Landlord and its designees at least 30 days’ advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and on or before the renewal date of Tenant’s insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party’s’ insurance shall not limit such party’s liability under this Lease. Landlord shall provide Tenant with a certificate of insurance evidencing Landlord’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and on or before the renewal date of Landlord’s insurance.
XVI.	Subrogation.
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          Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive, and shall cause their respective insurance carriers to waive, any and all rights of recovery, claim, action or causes of action, by subrogation or otherwise, against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to the property of the waiving party or any party claiming by, through or under such party, as the case may be, including all rights of recovery, claims, actions or causes of action arising out of the negligence of the other party, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance carried by the waiving party. Any additional premium required by any insurer to permit or consent to such a waiver will be borne by the waiving party.
XVII. Casualty Damage.
A.	If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any of Tenant’s personal property and any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

B.	If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (“Completion Estimate”). If the Completion Estimate indicates that the Premises cannot

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be made tenantable within 270 days from the date the repair and restoration is started, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant’s transferees, contractors or licensees.

C.	Notwithstanding the foregoing, if all or any portion of the Premises shall be made untenantable by fire or other casualty during the last twelve (12) months of the Term, the Tenant shall have the right to terminate the lease without penalty upon thirty (30) days written notice to the Landlord.
XVIII. Condemnation.
          Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building’s use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant’s Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.
XIX. Events of Default.
     Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:
A.	Tenant’s failure to pay when due all or any portion of the Rent, if the failure continues for five (5) days within receipt of written notice by Tenant (“Monetary Default”).

B.	Tenant’s failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 10 days of receipt of a written notice by Tenant. However, if Tenant’s failure to comply cannot reasonably be cured

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within 10 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 10 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant’s failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant’s subsequent violation of such term, provision or covenant shall, at Landlord’s option, be an incurable event of default by Tenant.

C.	Tenant or any Guarantor files for bankruptcy, becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

D.	The leasehold estate is taken by process or operation of Law.

E.	Tenant does not take possession of, or abandons or vacates all or any portion of the Premises.

F.	Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord, including, without limitation, any lease or agreement for parking.
XX. Remedies.
A.	Upon any default, Landlord shall have the right without notice or demand (except as provided in Article XIX) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:
1.	Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant’s Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant’s default, whether by Landlord’s inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

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2.	Terminate Tenant’s right to possession of the Premises and, in compliance with applicable Law, expel and remove Tenant, Tenant’s Property and any parties occupying all or any part of the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. In the event of any termination of this Lease following a default by Tenant, Landlord agrees to use commercially reasonable efforts to relet the Premises for the purpose of mitigating damages, provided, however, that if Landlord attempts to relet the Premises, Landlord shall be the sole judge as to whether or not a proposed tenant is suitable and acceptable. Landlord shall not be obligated to prioritize the reletting of the Premises over the leasing of other areas within the Building, and the Landlord shall be entitled to take into account in connection with any reletting of the demised premises all relevant factors which would be taken into account by a sophisticated developer in securing a replacement tenant for the Premises, such as, but not limited to, the type of business proposed by a prospective tenant, matters of tenant mix, and the financial responsibility of any such replacement tenant. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.
3.	In lieu of calculating damages under Sections XX.A.1 or XX.A.2 above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section XX.B. below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.
B.	Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate on the first day of each month in the Wall Street Journal. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
4/16/2009

XXI. LIMITATION OF LIABILITY.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE THEN EQUITY INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S THEN EQUITY INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL TENANT, TENANT RELATED PARTIES LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL, PUNITIVE, INDIRECT OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT OR THE OTHER PARTY TO THIS LEASE.
XXII. No Waiver.
          Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party’s failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance or surrender of the Premises.
XXIII. Quiet Enjoyment.
          Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.
XXIV. Relocation.
          Landlord, at its expense, at any time before or during the Term, may relocate Tenant from the Premises to reasonably comparable space (“Relocation Space”) within the Building or adjacent buildings within the Bear Hill Business Park upon 90 days’ prior written notice to Tenant. Bear Hill Business Park includes 150, 255, 303, and 335 Bear Hill Road, 300 Second, 60 and 69 Hickory Drive. From and after the date of the relocation, “Premises” shall refer to the Relocation Space into which Tenant has been moved and the Base Rent and Tenant’s Pro Rata

Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
4/16/2009

Share shall remain the same as set forth in this lease. Landlord shall pay all of Tenant’s moving costs (Tenant’s furniture, equipment, supplemental HVAC and printing and distributing notices to Tenant’s customers of Tenant’s change of address and one month’s supply of stationery showing the new address) including the build-out of the Relocation Premises.
XXV. Holding Over.
          Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant’s occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) during the first 60 days of holdover equal to 150% during the first 30 days of holdover and 200% thereafter of the greater of (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord’s inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.
XXVI. Subordination to Mortgages; Estoppel Certificate.
          Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord’s interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party’s actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
4/16/2009

XXVII.
          Attorneys’ Fees.
          If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.
XXVIII. Notice.
          If a demand, request, approval, consent or notice (collectively referred to as a “notice”) shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.
XXIX. Excepted Rights.
          This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Landlord has the right to change the Building’s name or address. Landlord has the right to alter or relocate any common facility of the Building. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant’s ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord’s employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
4/16/2009

XXX. Surrender of Premises.
          At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant’s Property within 2 days after the termination of this Lease or of Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant’s Property. In addition, if Tenant fails to remove Tenant’s Property from the Premises or storage, as the case may be, upon a prompt written notice and within 30 days after Tenant vacating the Premises, Landlord may deem all or any part of Tenant’s Property to be abandoned, and title to Tenant’s Property shall be deemed to be immediately vested in Landlord.
XXXI. Miscellaneous Covenants
A. Signs, Blinds and Drapes: Tenant shall not have the right to install any exterior or interior signs that would be visible from outside tenant’s premises. Draperies and/or blinds hung in the premises must follow the general pattern and color of the building and must first be approved in writing by the Landlord. Landlord, at Landlord’s sole cost and expense, shall initially provide Tenant with one building standard sign in the main lobby directory.
B. Floor Loading: Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance.
XXXII. Miscellaneous.
A.	This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
4/16/2009

B.	Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant’s cost and expense (and in a form reasonably satisfactory to Landlord), if the initial term of this Lease or the initial term plus any renewal terms granted exceed, in the aggregate, 10 years. If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord’s request therefor within 10 days.

C.	Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

D.	Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

E.	Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant, upon prior written notice, agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

F.	Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

G.	Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
4/16/2009

H.	Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

I.	The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Sections IV.A, IV.B, VIII, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

J.	Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

K.	All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

L.	In the event of a default or upon request of the Landlord, Tenant shall furnish to Landlord, within 120 days of the close of Tenant’s fiscal year, Tenant’s annual financial statement reviewed by a Certified Public Accountant and, if available, an annual financial report. If the Tenant is subject to regulation by the Federal Securities and Exchange Commission, Tenant shall, upon request of the Landlord, furnish to Landlord a copy of form 10K furnished to said commission.

M.	Confidentiality. Landlord agrees, upon written request of the Tenant from time to time, to enter into a commercially reasonable confidentiality agreement with respect to information which Tenant provides Landlord in writing and which Tenant informs Landlord in writing is confidential.
XXXIII. Entire Agreement.
              This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Outline and Location of Premises), Exhibit B (Rules and Regulations), Exhibit C (Commencement Letter), Exhibit D (Intentionally Omitted) and Exhibit E (Additional Provisions, if applicable)
              Landlord and Tenant have executed this Lease as of the day and year first above written.

Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
4/16/2009

LANDLORD:
King Waltham LLC, a Delaware limited liability company
d/b/a King Bear Hill
By: Its Manager, King Metro Waltham LLC
     By: Its Manager, King DiMaggio LLC
          By: Its Manager, King Street Properties LLC
               By: Thomas Ragno, Manager

/s/ Thomas Ragno
TENANT:

OXiGENE, Inc., a(n) Delaware Corporation

By:	/s/ James B. Murphy

Name:	James B. Murphy

Title:	VP & CFO

Bear Hill Business Park, Waltham, Massachusetts
OXIGENE, Inc.
4/16/2009

EXHIBIT A
PREMISES
     This Exhibit is attached to and made a part of the Lease dated as of April       2009, by and between King Waltham LLC d/b/a King Bear Hill, a Massachusetts limited liability company (“Landlord”) and OXIGENE, Inc. a Delaware corporation. (“Tenant”) for space in the Building located at 300 Bear Hill Road, Waltham, Massachusetts.

Floor Two
King Street Properties	300 Bear Hill Road
Waltham, Massachusetts
Bear Hill Business Park, Waltham, MA
OXIGENE, Inc.
April 16, 2009

1

EXHIBIT B
BEAR HILL BUSINESS PARK
RULES AND REGULATIONS
The following rules and regulations (collectively, the “Rules”) shall apply, where applicable, to the Premises, the Building, the parking lot, the Project and the appurtenances thereto. Whenever Landlord’s judgment, approval or consent is required under any Rules, Landlord agrees that it will act reasonably.
As used herein “Common Areas” shall have the meaning set forth in Section 1.4 of the Lease.
A. GENERAL
1.	Sidewalks, areas outside of doorways, exterior vestibules and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees, contractors or other representatives to loiter in Common Areas, or in any other areas outside the Building.

2.	Any Tenant or vendor sponsored activity or event in Common Area must be approved and scheduled through Landlord’s representative, which approval shall not be unreasonably withheld.

3.	Alcoholic beverages (without Landlord’s prior written consent), illegal drugs or other illegal controlled substances are not permitted in the Common Areas, nor will any person under the influence of the same be permitted in the Common Areas.

4.	No firearms or other weapons are permitted in the Common Areas.

5.	No fighting or “horseplay” will be tolerated at any time in the Common Areas.

6.	Fire protection and prevention practices implemented by Landlord from time to time in the Common Areas, including participation in fire drills, must be observed by Tenant at all times.

7.	Tenant shall not cause any unnecessary janitorial labor or services in the Common Areas by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

8.	Subject to the provisions of Article 31 of the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building that are visible from the exterior of the Building unless approved in writing by Landlord.
Bear Hill Business Park, Waltham, MA
OXIGENE, Inc.
April 16, 2009

1

9.	Tenant shall not exceed the acceptable floor loading and weight distribution requirements for the Building.

10.	No animals, except seeing-eye dogs, shall be brought into or kept in, on or about the Common Areas.

11.	Smoking and discarding of smoking materials by Tenant and/or any Tenant Party is permitted only in exterior locations designated by Landlord. Tenant will instruct and notify its visitors and employees of such policy.

12.	There shall not be used in any Common Area, either by any Tenant or by delivery personnel or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sole guards.

13.	Tenant shall provide Landlord in writing the names and contact information of two (2) representatives authorized by the Tenant to request Landlord services, either billable or non billable and to act as a liaison for matters related to the Premises.
B. ACCESS & SECURITY
1.	Bicycles and other vehicles are not permitted on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

2.	Canvassing, soliciting, and peddling in or about the Project (other than in the Premises) is prohibited. Tenant, its employees, agents and contractors shall cooperate with said policy, and Tenant shall use its best efforts to prevent the same by Tenant’s invitees.

3.	Tenant and its employees, agents, contractors, invitees and licensees are limited to the Premises and the Common Areas. Tenant and its employees, agents, contractors, invitees and licensees may not enter other areas of the Project (other than the Common Areas) except when accompanied by an escort from Landlord.

4.	Tenant acknowledges that Project security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Common Areas. Accordingly, Tenant agrees to cooperate and cause its employees, contractors and other representatives to cooperate fully with Landlord in the implementation of any reasonable security procedures concerning the Common Areas.
C. SHIPPING/RECEIVING
1. Dock areas exterior to the Building shall not be used for storage or staging by Tenant.
2. In no case shall any truck or trailer be permitted to remain in a loading dock area for more than forty-eight hours.
Bear Hill Business Park, Waltham, MA
OXIGENE, Inc.
April 16, 2009

2

EXHIBIT C
COMMENCEMENT LETTER
(EXAMPLE)
Date:
Tenant:
Address:

Re:	Commencement Letter with respect to that certain Lease dated as of by and between King Waltham LLC, d/b/a King Bear Hill, a Massachusetts limited liability company, as Landlord, and , as Tenant, for rentable square feet on the floor of the Building located at Waltham, Massachusetts.
Dear:
     In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:
1.	The Commencement Date of the Lease is ;

2.	The Termination Date of the Lease is .
     Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,
Property Manager
Agreed and Accepted:
Tenant:
          By:
Bear Hill Business Park, Waltham, MA
OXIGENE, Inc.
April 16, 2009

3

Exhibit D
INTENTIALLY OMITTED
Bear Hill Business Park, Waltham, MA
OXIGENE, Inc.
April 16, 2009

1

EXHIBIT E
ADDITIONAL PROVISIONS
          This Exhibit is attached to and made a part of the Lease and is entered into as of the day of April, 2009, by and between King Waltham LLC d/b/a King Bear Hill, a Massachusetts limited liability company (“Landlord”) and OXIGENE, Inc., a Delaware corporation (“Tenant”) for space in the Building located at 300 Bear Hill Road, Waltham, Massachusetts.
1. OPTION TO EXTEND
Provided that OXIGENE, Inc. is in occupancy of the Premises as of the Notice Date (as hereinafter defined) and on the first day of the Extension Term, and that Tenant is not in default under the Lease on the Notice Date and the first day of the Extension Term, then Tenant shall have the option (the “Extension Option”) to extend the term hereof for one (1) additional period of one (1) year (the “Extension Term”) by giving Landlord written notice of such exercise on or before the date nine (9) months prior to the Termination Date (“the Notice Date”). If Tenant fails to timely exercise the Extension Option, or, if at the time of exercise or on the first day of the Extension Term Tenant has failed to satisfy the conditions set forth in this Section 2, then this Extension Option shall immediately and automatically terminate and any rights of Tenant in the Extension Term shall be void and without force and effect. All terms and conditions of this Lease shall remain in effect with respect to the Extension Term, except that, a) there shall be no further option to extend the Term of the Lease, b) Landlord shall have no obligation to perform leasehold improvements or to provide an allowance for leasehold improvements, rent credit or other incentives customarily provided to new tenants, c) the Extension Option is not transferable to any third party, except a Permitted Transferee, and d) annual Base Rent shall be as follows:
Base Rent shall be increased effective as of the commencement of the Extension Term to reflect the fair market rental value for comparable office space within the Waltham market, but not less than the rate in effect during the last month of the initial lease term, taking into account Tenant’s obligations to pay Additional Rent and all other provisions of this Lease. Said fair market rental value shall be as determined in a notice given by Landlord to Tenant. In the event that Tenant disputes Landlord’s determination of fair market rental value, and if Landlord and Tenant cannot mutually agree upon the same within forty-five (45) days following receipt of Tenant’s objection, then in such event said fair market rental value shall be determined by appraisers, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected by the two first chosen. The unanimous written decision of the first two chosen, without selection and participation of a third appraiser, or otherwise the written decision of a majority of three appraisers chosen and selected as aforesaid, shall be conclusive and binding upon
Bear Hill Business Park, Waltham, MA
OXIGENE, Inc.
April 16, 2009

1

Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen appraiser within ten (10) days following expiration of the aforesaid forty-five (45) day period and, unless such two appraisers shall have reached a unanimous decision within thirty (30) days after having been chosen, they shall within a further ten (10) days elect a third appraiser and notify Landlord and Tenant thereof. Each party shall bear the expense of the appraiser chosen by such party pursuant to this Section, and the parties shall equally share the expense of the third appraiser (if any). If Base Rent shall not have been determined prior to the commencement thereof, Tenant shall continue to pay Base Rent at the rate most recently in effect, subject to retroactive adjustment by both parties within fifteen (15) days after Base Rent for such period has in fact been determined. In no event shall the foregoing provisions be construed so as to result in any reduction in Base Rent. All Base Rent and any recurring monthly charges shall be paid without setoff or deduction in equal monthly installments in advance on or before the first day of each calendar month, and proportionately (on a per diem basis) at the rate then in effect with respect to any calendar month in which the term of this Lease may begin or end.
2. EXISTING PERSONAL PROPERTY
As of the date of this Lease, the Premises contains furniture owned by the Landlord. As long as the Tenant is not in Default of the Lease and remains in possession of the Premises, Tenant shall be entitled to use said furniture at no cost or expense. On or before the Commencement Date, the Tenant and Landlord will identify in writing, which list to be attached hereto as Exhibit F, the furniture to be used by the Tenant. Any furniture which is not identified for Tenant’s use will be removed from the Premises at Landlord’s sole cost and expense. Upon the expiration of the Lease Term, all such furniture shall be left by the Tenant in the Premises, in the same condition as it is as of the Commencement Date, reasonable wear and tear excepted.
Bear Hill Business Park, Waltham, MA
OXIGENE, Inc.
April 16, 2009

2

EXHIBIT F
LIST OF LANDLORD’S FURNITURE TO BE USED BY TENANT

QUANTITY	DESCRIPTION

Bear Hill Business Park, Waltham, MA
OXIGENE, Inc.
April 16, 2009

3